Exhibit 8.1

List of Subisidiaries

	Incorporation		Interest in voting capital at
Subsidiaries	Country	Activity	12/31/2012	12/31/2011
Banco Dibens S.A.	Brazil	Bank	100.00%	100.00%
Banco Fiat S.A.	Brazil	Bank	100.00%	100.00%
Banco Itaú Argentina S.A.	Argentina	Bank	100.00%	100.00%
Banco Itaú BBA S.A.	Brazil	Bank	99.99%	99.99%
Banco Itaú Consignado S.A.	Brazil	Bank	100.00%	100.00%
Banco Itaú Chile	Chile	Bank	99.99%	99.99%
Banco Itaú Europa Luxembourg S.A.	Luxembourg	Bank	99.99%	99.99%
Banco Itaú BBA International, S.A.	Portugal	Bank	99.99%	99.99%
Banco Itaú Paraguay S.A.	Paraguay	Bank	99.99%	99.99%
Banco Itaú Uruguay S.A.	Uruguay	Bank	100.00%	100.00%
Banco Itaucard S.A.	Brazil	Bank	100.00%	100.00%
Banco Itaucred Financiamentos S.A.	Brazil	Bank	100.00%	100.00%
Banco Itauleasing S.A.	Brazil	Bank	100.00%	100.00%
BIU Participações S.A.	Brazil	Holding company of non-financial institutions	-	66.15%
Cia. Itaú de Capitalização	Brazil	Capitalization	99.99%	99.99%
Dibens Leasing S.A. - Arrendamento Mercantil	Brazil	Leasing	100.00%	100.00%
FAI - Financeira Americanas Itaú S.A. Crédito, Financiamento e Investimento	Brazil	Consumer finance company	100.00%	-
Fiat Administradora de Consórcios Ltda.	Brazil	Consortia administrator	99.99%	99.99%
Hipercard Banco Múltiplo S.A.	Brazil	Bank	100.00%	100.00%
Itaú Administradora de Consórcios Ltda.	Brazil	Consortia administrator	99.99%	99.99%
Itaú Ásia Securities Ltd	Hong Kong	Broker	100.00%	100.00%
Itau Bank, Ltd.	Cayman Islands	Bank	100.00%	100.00%
Itaú Companhia Securitizadora de Créditos Financeiros	Brazil	Securitization company	99.99%	99.99%
Itaú Corretora de Valores S.A.	Brazil	Broker	100.00%	100.00%
Itaú Distribuidora de Títulos e Valores Mobiliários Ltda.	Brazil	Dealer	100.00%	100.00%
Itaú Japan Asset Management Limited	Japan	Asset management	100.00%	100.00%
Itaú Middle East Limited	Arab Emirates	Broker	100.00%	100.00%
Itaú Seguros S.A.	Brazil	Insurance	100.00%	100.00%
Itaú Unibanco S.A.	Brazil	Bank	100.00%	100.00%
Itaú USA, INC.	United States	Broker	100.00%	100.00%
Itaú Vida e Previdência S.A.	Brazil	Pension plan	100.00%	100.00%
Itaú Unibanco Serviços e Processamento de Informações Comerciais S.A.	Brazil	Technology service	100.00%	100.00%
Redecard S.A.	Brazil	Card administrator	100.00%	50.01%
Unibanco Participações Societárias S.A.	Brazil	Holding	-	99.99%

Joint Ventures
Banco Investcred Unibanco S.A.	Brazil	Bank	50.00%	50.00%
FAI - Financeira Americanas Itaú S.A. Crédito, Financiamento e Investimento	Brazil	Consumer finance company	-	50.00%
Financeira Itaú CBD S.A. Crédito, Financiamento e Investimento	Brazil	Consumer finance company	50.00%	50.00%
Luizacred S.A. Soc. Cred. Financiamento Investimento	Brazil	Consumer finance company	50.00%	50.00%